Exhibit 99.1

NTL AND TELEWEST STOCKHOLDERS APPROVE PROPOSED COMBINATION

London, United Kingdom, March 2, 2006 — NTL Incorporated (NASDAQ: NTLI) and Telewest Global, Inc. (NASDAQ: TLWT) are pleased to announce that the stockholders of NTL and Telewest have today voted by an overwhelming margin to approve their combination. NTL said that approximately 99 percent of the NTL shares that were voted approved the transaction, and Telewest said that approximately 99 percent of the Telewest shares that were voted approved the transaction.

NTL’s Chairman, James Mooney said, “We’re extremely pleased to see shareholders recognize the value in combining our two companies. The combination will enable us to leverage each company’s strengths to drive significant consumer and shareholder value over the long term.”

The two companies anticipate that the closing of the transaction, which contemplates a reclassification and partial redemption of Telewest shares and the merger of NTL and a subsidiary of Telewest, will take place on March 3, 2006 or shortly thereafter.

Upon the closing of the transaction, Telewest stockholders will receive $16.25 in cash, and will retain 0.2875 shares of the combined company, for each Telewest share they currently own. NTL stockholders will receive 2.5 shares of the combined company for each NTL share they currently own. NTL stockholders will own approximately 75% of the combined company and Telewest stockholders will own approximately 25% of the combined company. The combined company will go forward under the NTL Incorporated name, and its shares will trade on NASDAQ under the symbol “NTLI”, although they will initially trade under the ticker symbol “NTLID”.

The combined company will have more than 5 million residential customers. It will be the largest provider of residential broadband services in the UK with 2.8 million subscribers, the second largest pay TV provider with 3.3 million subscribers and also the second largest fixed telephony provider with 4.3 million subscribers.

Notes to Editors:

About NTL

•                  NTL Incorporated offers a wide range of communications and content distribution services to residential and business customers throughout the UK.

•                  NTL Incorporated is the UK’s largest cable company with 3.3 million residential customers, and the UK’s leading supplier of broadband services to consumers, with 1.8 million broadband customers.

•                  NTL Incorporated’s network can service 7.7 million homes in the UK.

•                  Information on NTL Incorporated and its products can be obtained at www.ntl.com.

About Telewest

Telewest Global, Inc., the broadband communications and media group, currently passes and markets to 4.7 million homes and provides multi-channel television, telephone and internet services to 1.8 million residential customers and Telewest Business, the company’s business division, supplies broadband communications to the public and private sector markets. Its content division, Flextech, is the BBC’s partner in UKTV. For further information go to http://mediacentre.telewest.co.uk/.

Contacts:

NTL Investors:

Brian Schaffer: +1 212 739 6724 / brian.schaffer@ntl.com

NTL Media:

Kirstine Cox: +44 (0)7899 962495 / kirstine.cox@ntl.com

Buchanan Communications:

Richard Oldworth/Jeremy Garcia: +44 (0) 207 466 5000

Telewest Investors:

Richard Williams: +44 20 7299 5479 / richard_williams@flextech.co.uk

Brunswick:

Nick Claydon: +44 (0)20 7404 5959 / nclaydon@brunswickgroup.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

Various statements contained in this document constitute “forward looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Words like “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expects,” “estimates,” “projects,” “positioned,” “strategy,” and similar expressions identify these forward looking statements, which involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements or industry results to be materially different from those contemplated, projected, forecasted, estimated or budgeted, whether expressed or implied, by these forward looking statements. These factors include: (1) the failure to obtain and retain expected synergies from the proposed merger with Telewest; (2) rates of success in executing, managing and integrating key acquisitions, including the proposed merger with Telewest; (3) the ability to achieve business plans for the combined NTL/Telewest group; (4) the ability to manage and maintain key customer relationships; (5) the ability to fund debt service obligations through operating cash flow; (6) the ability to obtain additional financing in the future and react to competitive and technological changes; (7) the ability to comply with restrictive covenants in NTL’s indebtedness agreements; (8) the ability to control customer churn; (9) our potential offer for 100% of the shares of Virgin Mobile; (10) the ability to compete with a range of other communications and content providers; (11) the effect of technological changes on NTL’s businesses; (12) the functionality or market acceptance of new products that NTL may introduce; (13) possible losses in revenues due to systems failures; (14) the ability to maintain and upgrade NTL’s networks in a cost-effective and timely manner; (15) the reliance on single-source suppliers for some equipment and software; (16) the ability to provide attractive programming at a reasonable cost; and (17) the extent to which NTL’s future earnings will be sufficient to cover its fixed charges.

These and other factors are discussed in more detail under “Risk Factors” and elsewhere in NTL’s Form 10-K, Telewest’s Form 10-K and in our joint proxy statement/prospectus dated January 30, 2006. We assume no obligation to update our forward looking statements to reflect actual results, changes in assumptions or changes in factors affecting these statements.

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